Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Spree Acquisition Corp. 1 Limited of our report dated March 30, 2023, relating to the financial statements of Spree Acquisition Corp. 1 Limited, which appears in this Amendment No. 1 to Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
April 18, 2023